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                                                                    Exhibit 23.4



                    CONSENT OF VALUATION RESEARCH CORPORATION

We hereby consent to the use of our opinion letter dated May 18, 1999, including Exhibits A and B, to the Board of Directors of Price Enterprises, Inc. included as Annex C to the Prospectus which forms a part of the Registration Statement on Form S-4 relating to the exchange offer by Excel Legacy Corporation for any and all shares of common stock of Price Enterprises, Inc., and to the references to such opinion in such Prospectus under the captions "The Exchange Offer--Background of the Exchange Offer," The Exchange Offer--PEI's Reasons for the Exchange Offer" and "The Exchange Offer--Fairness Opinion." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                             VALUATION RESEARCH CORPORATION


                                             /S/ DENNIS C. VALERIO
                                             ---------------------
                                                 Dennis C. Valerio
                                                 President

Los Angeles, California
June 9, 1999